CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Moqizone Holding Corporation
Hongkong, China

Gentlemen:

             We consent to use our report dated April 28, 2009 accompanying the financial statements of  Moqizone Holding Limited contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey
September 29, 2009